Exhibit 99.1
Nautilus Biotechnology Reports First Quarter 2022 Financial Results
SEATTLE, WA, May 3, 2022 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single molecule proteome analysis, today reported financial results for the first quarter ended March 31, 2022.
Recent Highlights

•Shared a manuscript titled “Development of highly dense and scalable single protein arrays for single-molecule studies” that demonstrates an important element of creating high quality, high-density, single-molecule protein arrays that allow massively parallel detection and identification.
•Shared results from our research collaboration with Genentech at the annual meeting of the US Human Proteome Organization in a poster titled ‘Single-Molecule Detection of Isoform-Specific Tau Phosphorylation’.
•Presented a poster at the American Association of Cancer Research’s annual meeting including data that demonstrated our ability to produce antibodies that bind to trimer and tetramer peptide targets at picomolar affinity.

“Each scientific objective we reach and each business milestone we achieve is designed to get us one step closer to our goal of improving the lives and health of people around the world”, said Sujal Patel, CEO of Nautilus. “With our goal of providing ubiquitous access to the proteome, we hope to expand countless research horizons and enable boundless scientific exploration and discovery. Our team of scientific and engineering innovators is fully aligned towards and committed to realizing these important objectives.”
First Quarter 2022 Financial Results
Operating expenses were $16.0 million for the first quarter of 2022, a 90% increase from $8.4 million for the three months ended March 31, 2021. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products as well as the costs associated with being a public company.
Net loss was $15.8 million for the first quarter of 2022, as compared to a net loss of $8.4 million for the corresponding prior year period.
Cash, cash equivalents, and investments were $349.0 million as of March 31, 2022.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the first quarter 2022 financial results, business developments and outlook before market open on Tuesday, May 3rd, 2022 at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
Based in Seattle, Washington, Nautilus is a development stage life sciences company creating a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations regarding our collaborations and strategic partnerships, including our expectations with respect to the suitability of the Nautilus product platform to investigate proteins and proteoforms, and the ability of our strategic partnership to accelerate technology development and enhance protein detection; and expectations with respect to the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery. These statements are based on numerous assumptions concerning the development of Nautilus’ products and target markets and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended March 31, 2022 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
Thermal for Nautilus Biotechnology
Kaustuva Das
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of March 31, 2022 and December 31, 2021 (Unaudited)

(in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$188,622	$185,619
Short-term investments	135,495	160,110
Prepaid expenses and other current assets	2,948	3,493
Total current assets	327,065	349,222
Property and equipment, net	2,841	2,483
Operating lease right-of-use assets	28,852	29,377
Long-term investments	24,918	16,371
Other long term assets	997	997
Total assets	$384,673	$398,450
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,487	$1,723
Accrued expenses and other liabilities	3,427	3,119
Current portion of operating lease liability	1,492	970
Total current liabilities	6,406	5,812
Operating lease liability, net of current portion	28,558	29,062
Total liabilities	34,964	34,874
Stockholders’ equity:
Preferred stock	—	—
Common stock	12	12
Additional paid-in capital	446,654	444,388
Accumulated other comprehensive loss	(554)	(184)
Accumulated deficit	(96,403)	(80,640)
Total stockholders’ equity	349,709	363,576
Total liabilities and stockholders’ equity	$384,673	$398,450

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three Months Ended March 31, 2022 and 2021 (Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2022	2021
Operating expenses
Research and development	$9,658	$4,835
General and administrative	6,364	3,582
Total operating expenses	16,022	8,417
Other income (expense), net	259	8
Net loss	$(15,763)	$(8,409)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.25)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted (1)	124,418,580	32,999,880

(1)    The weighted-average number of shares of Common Stock outstanding prior to the Business Combination have been retroactively restated to reflect the exchange ratio of approximately 3.6281 established in the Business Combination.

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Cash Flows Three Months Ended March 31, 2022 and 2021 (Unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(15,763)	$(8,409)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	281	214
Stock-based compensation	2,110	1,336
Amortization of premiums on securities, net	26	115
Amortization of operating lease right-of-use assets	525	413
Changes in operating assets and liabilities:
Prepaid expenses and other assets	554	(391)
Accounts payable	(394)	724
Accrued expenses and other liabilities	308	(9)
Operating lease liability	18	(246)
Net cash used in operating activities	(12,335)	(6,253)
Cash flows from investing activities
Proceeds from maturities of securities	38,575	24,000
Purchases of securities	(22,912)	—
Purchases of property and equipment	(481)	(482)
Net cash provided by investing activities	15,182	23,518
Cash flows from financing activities
Proceeds from exercise of stock options	156	—
Payments of offering costs	—	(2,069)
Net cash provided by (used in) financing activities	156	(2,069)
Net increase in cash, cash equivalents and restricted cash	3,003	15,196

Cash, cash equivalents and restricted cash at beginning of period	186,461	37,219
Cash, cash equivalents and restricted cash at end of period	$189,464	$52,415